Exhibit 10.39

INCREMENTAL AMENDMENT

THIS INCREMENTAL AMENDMENT (this “Incremental Amendment”) is entered into as of October 14, 2016, among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), each of the Subsidiary Guarantors (as defined in the Credit Agreement described below), each of the financial institutions party hereto as lenders, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Incremental Amendment have the meanings given them in the Credit Agreement (defined below).

RECITALS

A.       The Borrower and Holdings are party to that certain Credit Agreement dated as of July 10, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of May 21, 2015 (the “First Amendment”), that certain Second Amendment to Credit Agreement dated as of December 23, 2015 (the “Second Amendment”), that certain Incremental Amendment dated as of June 7, 2016 (the “June 2016 Incremental Amendment”), and as the same may be further amended, restated, or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Deutsche Bank AG New York Branch as administrative agent for the Lenders and as collateral agent for the Secured Parties.

B.       The Borrower has requested that the lenders identified on Schedule 1 attached hereto (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”) severally provide additional Revolving Credit Commitments (the “Increase Revolving Credit Commitments”) on the Incremental Effective Date (as defined below) in an aggregate amount of $25,000,000 pursuant to Section 2.25 of the Credit Agreement.

C.       The Incremental Lenders are willing to provide such Increase Revolving Credit Commitments subject to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.       Increase Revolving Credit Commitments.

(a)     Each Incremental Lender that is not, prior to the effectiveness of this Incremental Amendment, a Lender under the Credit Agreement, hereby agrees that upon, and subject to, the occurrence of the Incremental Effective Date, such Incremental Lender shall be deemed to be, and shall become, a “Lender” and a “Revolving Credit Lender” for all purposes of, and subject to all the obligations of a “Lender” and a “Revolving Credit Lender” under, the Credit Agreement and the other Loan Documents.

(b)     Each Incremental Lender hereby agrees to provide Increase Revolving Credit Commitments to the Borrower on the Incremental Effective Date in an amount equal to the amount set forth opposite such Incremental Lender’s name under the heading “Increase Revolving Credit Commitment” on Schedule 1 to this Incremental Amendment.

(c)     Each Loan Party and Administrative Agent hereby agree that from and after the Incremental Effective Date, each Incremental Lender shall be deemed to be, and shall become, a “Lender” and a “Revolving Credit Lender” for all purposes of, and with all the rights and remedies of a “Lender” and a “Revolving Credit Lender” under, the Credit Agreement and the other Loan Documents.

(d)     Upon the effectiveness of the Increase Revolving Credit Commitments, the Administrative Agent, the Borrower and the Revolving Credit Lenders shall take the actions, and make the adjustments, borrowings, repayments and reallocations contemplated by, Section 2.25(k) of the Credit Agreement.

2.       Terms and Agreements.

(a)     The Increase Revolving Credit Commitments provided pursuant to this Incremental Amendment shall constitute “Revolving Credit Commitments” for all purposes under the Credit Agreement and the other Loan Documents, shall be added to and become part of the Revolving Credit Facility and shall (and all Revolving Loans incurred under such Increase Revolving Credit Commitments shall) (x) be Loans and Obligations under the Credit Agreement and the other applicable Loan Documents, and (y) rank pari passu in right of payment and be secured by the relevant Security Documents, and guaranteed under the Guarantee and Collateral Agreement, on a pari passu basis with all Obligations relating to the other Closing Date Term Loans, Incremental Term Loans, if any, Revolving Loans, Letters of Credit (including L/C Obligations) and the Closing Date Term Loan Commitments, Incremental Term Loan Commitments, if any, and Revolving Credit Commitments (including the Revolving Obligations) secured by each such Security Document and guaranteed under the Guarantee and Collateral Agreement.

(b)     The terms and provisions (including Applicable Margins, benchmark interest rate floors, unused commitment fees and Letter of Credit fees) of the Increase Revolving Credit Commitments provided pursuant to this Incremental Amendment and Revolving Loans incurred, and Letters of Credit issued, thereunder shall be identical to those of the Revolving Credit Commitments and the Revolving Loans incurred, and Letters of Credit issued, thereunder.

3.       Representations and Warranties. Each Loan Party represents and warrants that:

(a)     as of the Incremental Effective Date, all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date); and

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(b)     both on the date the Borrower requested the Increase Revolving Credit Commitments and on the Incremental Effective Date, no Default or Event of Default has occurred and is continuing or will result therefrom.

4.       Conditions. This Incremental Amendment, and the obligations of the Incremental Lenders to make their respective Increase Revolving Credit Commitments, as specified in Section 1 hereof, shall become effective on and as of the Business Day on which the conditions set forth below shall have been satisfied (the “Incremental Effective Date”), including:

(i)       both at the time of the Borrower’s request for the Increase Revolving Credit Commitments to be provided pursuant to this Incremental Amendment and on the Incremental Effective Date, no Default or Event of Default has occurred and is continuing or will result therefrom;

(ii)       all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(iii)       the Borrower’s Leverage Ratio, calculated on a pro forma basis after giving effect to the incurrence of the Increase Revolving Credit Commitments to be provided pursuant to this Incremental Amendment is less than 3.00:1.00, determined on the basis of the financial statements most recently required to have been delivered to the Administrative Agent pursuant to Section 5.04 of the Credit Agreement, it being understood that such pro forma calculation shall be made as if such Increase Revolving Credit Commitments being incurred had been drawn in full and were outstanding on the last day of the period covered by such financial statements and after giving effect to the use of such proceeds;

(iv)       the aggregate amount of the request (and provision therefor) for Increase Revolving Credit Commitments to be provided pursuant to this Incremental Amendment shall be in a minimum aggregate amount for all Incremental Lenders of at least $25,000,000 (or such lesser amount that is acceptable to the Administrative Agent);

(v)       the aggregate amount of all Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments and Incremental Term Loan Commitments made available pursuant to Section 2.25 of the Credit Agreement on or prior to the Incremental Effective Date (including the Increase Revolving Credit Commitments to be provided pursuant to this Incremental Amendment) does not exceed $125,000,000;

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(vi)       the Borrower shall have delivered to the Administrative Agent for distribution to each Lender a certificate executed by a Responsible Officer of the Borrower, (A) certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive, and (B) containing the calculations (in reasonable detail) required by the preceding clause (iii);

(vii)       Holdings and its respective Subsidiaries shall have delivered to the Administrative Agent such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that all Increase Revolving Credit Commitments and Revolving Loans subsequently incurred thereunder, and Letters of Credit issued, as applicable (and all interest, fees and other amounts payable thereon), pursuant to such Increase Revolving Credit Commitments (and related Obligations) are secured by, and entitled to the benefits of, the relevant Security Documents on a pari passu basis with the then existing Obligations secured by each such Security Document;

(viii)       the Administrative Agent shall have received (i) a certificate as to the good standing or existence (as applicable) of each Loan Party as of a recent date, from the Secretary of State of such Loan Party’s state of organization; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Incremental Effective Date and certifying (A) that there has been no change to the Organizational Documents of the Loan Parties most recently delivered to Administrative Agent in connection with the Credit Agreement (or if any such changes have been made, attaching such amended Organizational Documents), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other appropriate authority of such Loan Party authorizing the execution, delivery and performance of this Incremental Amendment and, in the case of the Borrower, the borrowings hereunder (if any), and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Incremental Amendment any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate from the chief financial officer of Holdings certifying that the Loan Parties, after giving effect to the Increase Revolving Credit Commitments (and any Revolving Loans to be borrowed thereunder on the Incremental Effective Date), are Solvent on a consolidated basis;

(ix)       the Administrative Agent shall have received opinions in form and substance substantially similar to the opinions delivered on the Closing Date pursuant to Section 4.02(a) of the Credit Agreement, reasonably satisfactory to the Administrative Agent;

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(x)       the Incremental Lenders and the Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Incremental Effective Date, including, to the extent invoiced, reimbursement for all reasonable and documented out-of-pocket costs and expenses, including the reasonable and documented fees and disbursements of counsel, incurred by Administrative Agent in connection with this Agreement;

(xi)       if a Borrowing of Revolving Loans under the Increase Revolving Credit Commitments is being made on the Incremental Effective Date, the Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 of the Credit Agreement; and

(xii)       the Incremental Lenders shall have received (i) copies of completed “Life of Loan” standard flood hazard determinations evidencing as to whether (1) each improved Mortgaged Properties is located in a Flood Zone and (2) the communities in which any such improved Mortgaged Properties are located are participating in the National Flood Insurance Program, (ii) if there are any such improved Mortgaged Properties, the Borrower’s written acknowledgement of receipt of written notification from the Administrative Agent (1) as to the existence of each such Mortgaged Property and (2) as to whether the communities in which such improved Mortgaged Properties are located are participating in the National Flood Insurance Program, and (iii) if any such improved Mortgaged Properties are located in communities that participate in the National Flood Insurance Program, evidence that the applicable Loan Party has obtained flood insurance in respect of such improved Mortgaged Properties in an amount and otherwise sufficient to comply with the National Flood Insurance Program as set forth in the Flood Laws.

5.       Miscellaneous.

(a)     Headings. The headings and captions used in this Incremental Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Incremental Amendment, the Credit Agreement, or the other Loan Documents.

(b)     Successors and Assigns. This Incremental Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(c)     Multiple Counterparts. This Incremental Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Incremental Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile, PDF, or other electronic document or signature.

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(d)     GOVERNING LAW. THIS INCREMENTAL AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

(e)     ENTIRETY. This Incremental Amendment is a Loan Document. The Credit Agreement (as supplemented hereby) and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof.

(f)      EFFECT OF INCREMENTAL AMENDMENT. Notwithstanding the title of this instrument (i.e., “Incremental Amendment”), this Incremental Amendment is not intended to and shall not have the effect of modifying or amending the Credit Agreement in any respect other than to implement the Increase Revolving Credit Commitments, as contemplated in Section 2.25 of the Credit Agreement (when it was first executed on July 10, 2014 and in its current form as of the date hereof). The ability of the Borrower to incur the Increase Revolving Credit Commitments was contemplated and provided for in Section 2.25 of the Credit Agreement (when it was first executed on July 10, 2014 and in its current form as of the date hereof), subject to the conditions set forth therein, including without limitation that the aggregate amount of all Increase Revolving Credit Commitments (including the Increase Revolving Credit Commitments to be provided pursuant to this Incremental Amendment), Increase Closing Date Term Loan Commitments and Incremental Term Loan Commitments made available pursuant thereto shall not exceed $125,000,000. The ability to incur the Increase Revolving Credit Commitments provided for in the Credit Agreement and being implemented herein was unaffected by the First Amendment, the Second Amendment and the June 2016 Incremental Amendment (for the avoidance of doubt, it is acknowledged that the Increase Revolving Credit Commitments incurred under the June 2016 Incremental Amendment constituted a usage of $35,000,000 of the $125,000,000 Increase Revolving Credit Commitments, Increase Closing Date Term Loan Commitments and Incremental Term Loan Commitments permitted under Section 2.25(a)(v) of the Credit Agreement).

[Signatures appear on the following pages.]

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This Incremental Amendment is executed as of the date set out in the preamble to this Incremental Amendment.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

TWIN RIVER MANAGEMENT GROUP, INC.

UTGR, INC.

PREMIER ENTERTAINMENT BILOXI LLC

PREMIER FINANCE BILOXI CORP.

JAMLAND, LLC

PREMIER ENTERTAINMENT II, LLC

BORDER INVESTMENTS, LLC

/s/ Craig L. Eaton
Name: Craig L. Eaton
Title. Senior Vice President

[Signature Page to Incremental Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President.

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

Signature Page to Incremental Amendment to Credit Agreement

INCREMENTAL LENDERS:

WASHINGTON TRUST BANK

By:	/s/ Jason A. Costa
Name:	Jason A. Costa
Title:	Vice President

SUNTRUST BANK

By:	/s/ Mark Kelley
Name:	Mark Kelley
Title:	Managing Director

Signature Page to Incremental Amendment to Credit Agreement

Schedule 1

Increase Revolving Credit Commitments

Increase Revolving Credit Commitment	Incremental Lender(s)
Washington Trust Bank	$15,000,000
SunTrust Bank	$10,000,000